UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2007

DONALDSON COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7891	41-0222640
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1400 West 94th Street Minneapolis, MN 55431
(Address of principal executive offices)

(952) 887-3131
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Compensatory Arrangements of Certain Officers.

On September 21, 2007, the Human Resources Committee of the Board of Directors of Donaldson Company, Inc. approved the payment of annual performance awards to the Company’s executive officers for the fiscal year ended July 31, 2007 under the Company’s cash incentive plan and the long term compensation plan under the 2001 Master Stock Incentive Plan. The following table sets forth the incentive amounts paid out in cash and the long term compensation plan awards paid out in Company stock for fiscal 2007 for the executive officers who will be included as the named executive officers in the Company’s 2007 proxy statement.

Name and Principal Position	Fiscal Year	Cash Incentive ($)	LTIP Payouts (shares)
William M. Cook Chairman, Chief Executive Officer and President	2007	1,021,300	25,329

Thomas R. VerHage Vice President and Chief Financial Officer	2007	327,348	28,694(1)

Lowell Schwab Senior Vice President, Engine Systems and Parts	2007	301,014	10,749

Geert Henk Touw Senior Vice President, Asia Pacific	2007	214,821	6,019

Charles J. McMurray Senior Vice President, Industrial Products, Technology and South Africa	2007	238,845	5,137

_________________

(1)   This award payout was Mr. VerHage’s first award. To compensate an officer new to the plan, the first award is increased by 200% because no payment is made for the first two years of the incentive cycle. Mr. VerHage’s actual share payout prior to the increase for the first award was 9,565 shares.

The cash incentive payments were based on the Company’s achievement of performance goals relating to earnings per share, sales, profits, return on investment and diversity in management targets for the Company and its business units. The incentive payment for Mr. Cook was based on the achievement of performance goals for earnings per share for the Company and diversity in managment. The cash incentive payments for Mr. VerHage, Mr. Schwab, Mr. Touw and Mr. McMurray were based on a combination of the Company’s achievement of performance goals relating to earnings per share, sales, profits, return on investment and diversity in management targets for the Company and their respective business units.

The long term compensation awards were based on the Company’s achievement of performance goals relating to a target for three-year compounded growth in net sales and after-tax return on investment, with an increase to the award for achievement of a three-year earnings per share goal. The named executive officers had previously designated to either receive payment of the respective awards in shares or to have the award of shares deferred under the Company’s Deferred Compensation and 401(k) Excess Plan. Mr. VerHage, Mr. Schwab and Mr. McMurray deferred their awards and instead received a credit of phantom stock under the Company’s Deferred Compensation and 401(k) Excess Plan, which units will be paid in shares at the deferral election date previously selected by the officer.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:   September 27, 2007

DONALDSON COMPANY, INC.

By:	/s/ Norman C. Linnell
Name: Norman C. Linnell
Title: Vice President, General Counsel and Secretary